Exhibit 99.1

August 25, 2026

Re: Second Quarter 2026 Letter to Stockholders of Strategic Student and Senior Housing Trust, Inc. (“SSSHT” or the “Company”)

Dear Stockholders,

The Green Street Real Estate Analytics Health Care Sector Update report dated May 25, 2026, cites the following senior housing operating portfolio (“SHOP”) trends:

1.
80+ population demographic growth trends, significant home price appreciation and equity market gains collectively are clear demand drivers for continued industry revenue growth.
2.
Limited new senior housing development likely to be pushed out even further due to increases in near term interest rates.
3.
SHOP expense growth is moderating and the labor markets are cooling.
4.
Cap rates have compressed for Class A SHOP assets but less so for Class B/B+ communities.
5.
Green Street projecting mid-teens Net Operating Income growth for the next three years.

Our Year-to-date June 30, 2026 performance compared to Year-to-date June 30, 2025

•
Total revenue increased approximately $2.1M or 12%.
•
Property operating expenses increased approximately $1.2M or 9%.
•
Property net operating income increased approximately $0.9M or 17%.
•
Occupancy increased from approximately 95% as of June 30, 2025, to approximately 96% as of June 30, 2026.

Operational areas of focus in 2026

We are finalizing the last of our Utah “light” renovations to improve first impressions and occupancies. As of June 30, 2026, our Cottonwood Creek community is 100% private pay as is now our entire SHOP portfolio. The property renovations combined with high occupancies have allowed us to increase both base rents and care fees which together are contributing to our mid-teens annual net operating income growth. In summary, the senior housing market industry fundamentals and our SHOP communities remain strong.

In summary

We remain focused on positioning the Company as we continue evaluating opportunities to maximize shareholder returns.

All communities are institutionally operated (MBK Senior Living), well-maintained and performing well. Again, I thank you for your patience as we best optimize these SHOP communities.

Sincerely,

John Strockis CEO and President

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to continued occupancy rates and expense savings, and the pace of the expected recovery in the senior housing industry generally, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, disease or other outbreaks, future economic, competitive, and market conditions, including without limitation, development of senior housing properties in our areas, changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, our quarterly reports on Form 10-Q and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com